UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

Duke Energy Corporation, through its indirect subsidiary Texas Eastern Arabian, Ltd. (“Texas Eastern”), has announced that its joint venture with Celanese Corporation and Saudi Basic Industries Corporation, National Methanol Company (“Ibn Sina”), will construct a 50,000 ton polyacetal production facility in Saudi Arabia.  Engineering and construction of the facility is expected to begin by 2011.  Duke Energy’s share of the capital investment for the polyacetal production facility will be self-funded from Texas Eastern’s share of Ibn Sina distributions.

Construction of the facility is part of an extension of the Ibn Sina joint venture for an additional 20 years through 2032 which was originally entered into in 1981 and of which Celanese Corporation and Texas Eastern each hold 25 percent with the remaining 50 percent held by Saudi Basic Industries Corporation. Upon successful startup of the polyacetal production facility, anticipated to occur in 2013, Texas Eastern’s share of future distributions from Ibn Sina will decrease to 17.5 percent; however, it will retain 25 percent of the board representation and voting rights of Ibn Sina.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 1, 2010	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive, Chief Legal Officer and Corporate Secretary